EXHIBIT 21
               LIST OF SUBSIDIARIES OF WARRANTECH CORPORATION

         1.       WARRANTECH CONSUMER PRODUCT SERVICES, INC.
                           a Connecticut corporation

         2.       WCPS OF FLORIDA, INC.
                           a Florida corporation

         3.       WARRANTECH AUTOMOTIVE, INC.
                           a Connecticut corporation

         4.       WDBS OF CALIFORNIA INSURANCE SERVICES, INC.
                           a California corporation

         5.       WARRANTECH AUTOMOTIVE RISK PURCHASING GROUP, INC.
                           a Michigan corporation

         6.       WARRANTECH AUTOMOTIVE OF FLORIDA, INC.
                           a Florida corporation

         7.       WARRANTECH DIRECT, INC.
                           a Texas corporation

         8.       WARRANTECH (UK) LIMITED
                            company incorporated in England

         9.       WARRANTECH OF PUERTO RICO, INC.
                           a Puerto Rico corporation

         10.      WARRANTECH INTERNATIONAL, INC.
                           a Delaware corporation

         11.      WCPS OF CANADA, INC.
                           a Connecticut corporation

         12.      WARRANTECH AUTOMOTIVE OF CANADA, INC.
                           a Connecticut corporation

         13.      WARRANTECH EUROPE Plc
                  a company incorporated in England

         14.      WARRANTECH REINSURANCE COMPANY, LTD
                                 a company incorporated in the Cayman Islands

         15.      WARRANTECH ADDITIVE, INC.
                           a Texas corporation

         16.      WARRANTECH HOME SERVICE COMPANY
                           a Connecticut corporation

         17.      WARRANTECH DEL CARIBE, INC.
                           a Puerto Rico corporation

         18.      WARRANTECH HOME ASSURANCE COMPANY
                           a Florida corporation

         19.      WARRANTECH HELP DESK, INC.
                           a Delaware corporation